Exhibit 3A


                          CERTIFICATE OF INCORPORATION
                                       OF
                             UNITED NATIONAL BANCORP
                       PURSUANT TO THE NEW JERSEY BUSINESS
                CORPORATION ACT, N.J.S.A. SECTION 14A:1-1 ET SEQ
                ------------------------------------------------

                      As amended through July 1, 1997


                                    ARTICLE 1

     1.   The name of this Corporation is: UNITED NATIONAL BANCORP.

     2. The principal office of this Corporation is: 65 Readington Road, Branchburg, New Jersey 08876.


                                    ARTICLE 2

     1. The purpose for which this Corporation is organized is to act to the fullest extent permitted by law as a bank holding company and to otherwise engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                    ARTICLE 3

     1. The total authorized capital stock of the Corporation shall be 17,000,000 shares, consisting of 16,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of Common Stock shall constitute a single class and shall have a par value of $1.25 per share. The shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the board of directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.

     2. The Board of Directors of the Corporation is expressly authorized from time to time to adopt and to cause to be executed and filed without further approval of the shareholders amendments to this Certificate of Incorporation authorizing the issuance of one or more classes or series of Preferred Stock for such consideration as the Board of Directors may fix. In an amendment authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:

          (a) The distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors.

          (b) The dividend rate on the shares of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;

          (c) The price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of the Corporation;

          (d) Whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;
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          (e)  Whether  or not  the  shares  of the  class  or  series  will  be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (f)  The rights  of the shares of the  class or series in the event of
voluntary  or   involuntary  liquidation,  dissolution  or  winding  up  of  the
Corporation;

          (g) Whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock or Common Stock ranking junior to the shares of the class or series;

          (h) Whether the class or series will have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

          (i) Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.

                                    ARTICLE 4

     1. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

     2. ELIMINATION OF CERTAIN LIABILITY OF OFFICERS. Unless provided otherwise by law, an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

     3. REPEAL OR MODIFICATION OF THIS ARTICLE. Any repeal or modification of the foregoing paragraphs by the shareholders of the Corporation shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE 5

     1. (a) Except as otherwise provided herein, no purchase by the Corporation from any Interested Person (as
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hereinafter  defined)  of shares of any stock of the  Corporation  owned by such
Interested Person shall be made at a price exceeding the average price paid by such Interested Person for all shares of stock of the Corporation acquired by such Interested Person during the two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than two-thirds of the votes cast by Disinterested Shareholders (as hereinafter defined) entitled to vote thereon.

          (b) The provisions of this Section 1 of ARTICLE FIVE shall not apply to (i) any offer to purchase made by the Corporation which is made on the same terms and conditions to all holders of shares of stock of the Corporation, (ii) any purchase by the Corporation of shares owned by an Interested Person occurring after the end of two years following the date of the last acquisition by such Interested Person of stock of the Corporation, (iii) any transaction which may be deemed to be a purchase by the Corporation of shares of its stock which is made in connection with the terms or operation of any stock option or other employee benefit plan now or hereafter maintained by the Corporation, or
(iv) any purchase by the Corporation of shares of its stock at prevailing market prices pursuant to a stock repurchase program.

     2. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation, no Transaction (as hereinafter defined) between the Corporation and any Interested Person shall be valid nor

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


shall any such Transaction be consummated unless (i) such Transaction is expressly approved by at least the affirmative vote of Disinterested Directors (as hereinafter defined) which vote at the time constitutes at least a majority vote of the entire Board of Directors of the Corporation, or (ii) such Transaction is approved by the affirmative vote of not less than two-thirds of the votes cast by Disinterested Shareholders entitled to vote thereon, or (iii) if such Transaction would result in payment of cash or other property to the shareholders of the Corporation, such transaction provides for the payment to each of the Disinterested Shareholders upon the consummation thereof, in exchange for all the shares of the Corporation's capital stock held by each of such Disinterested Shareholders, consideration which, as to both amount and kind, is equal to or greater than the highest per share price actually paid by or for the account of such Interested Person for the same class of shares of capital stock held by such Disinterested Shareholders during both the two-year period prior to the time any such Interested Person became such and the two-year period prior to the consummation of such Transaction.

     3. For purposes of this Article: (i) the term "Interested Person" means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding securities of the Corporation) which beneficially or of record, owns or controls by agreement, voting

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


trust or otherwise, at least 3% of the voting power of any class of capital stock of the Corporation and who (a) is offering shares to the Corporation for repurchase or (b) is party to a proposed Transaction with the Corporation, as the case may be, and such term also includes any corporation, partnership, trust, association, or other organization or entity in which one or more Interested Persons have the power, trough the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such corporation, partnership, trust, association, or other organization or entity; (ii) the term "Disinterested Director" means a director (excluding any directly who is an Interested Person) who was either a member of the Board of Directors of the Corporation prior to the time the Interested Person in the proposed transaction became an Interested Person or who subsequently became a director of the Corporation and whose election, or nomination for election, was approved by the vote of at least a majority of the Disinterested Directors of the Corporation voting on such nomination or election; (iii) the term "Disinterested Shareholders" means those holders of the Corporation's capital stock entitled to vote on the transaction, none of which is an Interested Person; and (iv) the term "Transaction" includes a merger, consolidation, liquidation, or other form of corporate reorganization deemed to involve the purchase or transfer of the shares of the Corporation.


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


     4. The provisions of this Article shall not be amended without the affirmative vote of not less than two-thirds of the votes cast by the shareholders entitled to vote thereon; provided, however, that if, at the time of such vote, there shall be one or more Interested Persons, (i) in the case of amendment of Section 1 or 2 of this ARTICLE FIVE, such affirmative vote shall include the affirmative vote in favor of such amendment of not less than two-thirds of the votes cast by Disinterested Shareholders entitled to vote thereon, or (ii) in the case of Section 2 of this ARTICLE FIVE, such amendment shall have been approved by the affirmative vote of Disinterested Directors, which vote at the time constitutes at least a majority vote of the entire Board of Directors of the Corporation,

     5. The provisions of this Article shall be in addition to any other provisions of the New Jersey Business Corporation Law or this Certificate of Incorporation or the By-Laws of the Corporation, each as amended from time to time, applicable to the authorization and consummation by the Corporation of any transaction or amendment contemplated by this ARTICLE FIVE.


                                    ARTICLE 6


     1. The address of the Corporation's initial registered office is: 202 Park Avenue, Plainfield, New Jersey 07061.
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


     2. The name of the Corporation's initial registered agent at such address is: Pierce Baugh.
                                    ARTICLE 7

     1. The number of directors constituting the Corporation's first Board of Directors, and the names and addresses of the persons who are to serve as such directors are as follows:

          The initial Board of Directors shall consist of four persons:

          Kenneth W. Turnbull
          George F. Hetfield, Sr.
          Lowell F. Johnson
          Mrs. C. Northrop Pond

The address for each of them shall be c/o United National Bank, 202 Park Avenue, Plainfield, New Jersey 07061.

                                    ARTICLE 8

     1. The names and addresses of the Corporation's incorporators are as follows: George F. Hetfield, Sr., 102 North Avenue, Plainfield, New Jersey 07061.
                                    ARTICLE 9

     1.   The duration of the Corporation shall be perpetual.
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                                   ARTICLE 10

     1. This Certificate of Incorporation shall be effective on the date of its filing.
                                   ARTICLE 11

     The directors of the Corporation shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III.

Class I directors shall initially serve until the 1996 annual meeting of shareholders; Class II directors shall initially serve until the 1997 annual meeting of shareholders; and Class III directors shall initially serve until the 1998 annual meeting of shareholders. At each annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a term expiring at the third succeeding annual meeting of shareholders after their election. Except as otherwise provided by law, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors shorten the term of any incumbent directors.


                                        /s/ Thomas C. Gregor
                                        ------------------------------
                                        THOMAS C. GREGOR
DATED:  August 14, 1997

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